                                                                   Exhibit 10.15

                        AMENDMENT TO SEVERANCE AGREEMENT

         This AMENDMENT TO SEVERANCE AGREEMENT (the "Amendment"), dated as of November ____, 2001, is between VIDAMED, INC., a Delaware corporation (the "Company"), and _________________________________ (the "Executive").

         A. The Company and the Executive have entered into that certain Severance Agreement, dated as of ______________, 20____ (the "Severance Agreement"). Capitalized terms used and not otherwise defined herein will have the meaning given in Severance Agreement.

         B. The Company and the Executive desire and agree to amend the Severance Agreement in the manner set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

1. The beginning clause of Section 3.1(a) of the Severance Agreement is hereby amended to read in its entirety as follows:

         Upon or following the occurrence of the Change in Control, if the Executive elects to terminate his or her position with the Company for any reason or the Company terminates the Executive's employment other than for Cause, the Executive shall be entitled to the following:

2. Section 3.1(a)(vi) of the Severance Agreement is hereby amended to read in its entirety as follows:

         The Company will provide outplacement services to the Executive in an amount not to exceed $15,000.

3. The beginning clause of Section 3.1(a) of the Severance Agreement is hereby amended to read in its entirety as follows:

         Upon or following the occurrence of the Change in Control, if the Executive elects to terminate his or her position with the Company for any reason or the Company terminates the Executive's employment other than for Cause, the Executive shall be entitled to the following:

4. Section 4(a) of the Severance Agreement is hereby amended to read in its entirety as follows:

         Notwithstanding anything contained in this Agreement, in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for the Executive's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Executive's employment with the Company or a Change in Control (a "Payment" or "Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made to the Executive shall be subject to the Excise Tax (such reduced Payments being hereinafter referred to as the "Limited Payment Amount"); provided, however, that, such Payments shall only be reduced if such reduction would result in the Executive receiving a greater net benefit, on an after-tax basis (including after payment of any excise tax imposed by Section 4999 of the Code), than the Executive would have received had such reduction not occurred. Unless, in connection with any such reduction, the Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce the Payments by first reducing those Payments which are not payable in cash, in each case in reverse order beginning with Payments which are to be paid the farthest in time from the Determination (as hereinafter defined) and then reducing those Payments that are payable in cash. Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

5. The first sentence of Section 4(b) of the Severance Agreement is hereby amended to read in its entirety as follows:

         An initial determination of the total Payments, whether the Payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment Amount shall be made, at the Company's expense, by the accounting firm that is the Company's independent accounting firm as of the date of the Change in Control (the "Accounting Firm").

6. Except as specifically amended by this Amendment, all other provisions of the Severance Agreement shall remain in full force and effect.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

VIDAMED, INC.


By
   --------------------------------------
    Robert J. Erra
    Board of Directors Compensation Committee

By
   --------------------------------------
    Paulita LaPlante
    Board of Directors Compensation Committee



EXECUTIVE

----------------------------------------
[Name of Executive]